Exhibit 99.1

DST Systems, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Information

On July 1, 2016, DST Systems, Inc. (“we,” “our,” “the Company” or “DST”) completed the previously announced sale of our North American Customer Communications businesses (“NACC”) to affiliates of Broadridge Financial Solutions, Inc. The following unaudited pro forma condensed consolidated financial information are based on our historical consolidated financial statements adjusted to give the effect of the sale of NACC as well as the expected future sale of our United Kingdom Customer Communications businesses (“UKCC”) (collectively, the “Transactions”). Beginning in the second quarter 2016, NACC and UKCC’s results will be reflected in our consolidated financial statements as discontinued operations.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet for March 31, 2016 is presented as if the Transactions occurred on March 31, 2016. The Unaudited Pro Forma Consolidated Statement of Income for the three months ended March 31, 2016 and for the years ended December 31, 2015, 2014 and 2013 are presented as if the Transactions occurred on January 1, 2013.

The pro forma condensed consolidated financial statements are based on information currently available including certain assumptions and adjustments that the Company believes are reasonable. They are presented for informational purposes only and do not necessarily represent what our financial position and results of operations would have been if the dispositions occurred on the dates above, or to project our financial performance for any future period. The unaudited pro forma condensed consolidated financial information and the related notes should be read in conjunction with our audited financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016.

DST SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2016
(in millions)

	DST Systems, Inc. As Reported	Disposition of NACC	Pro Forma Adjustments	Notes	Subtotal	Disposition of UKCC	DST Systems, Inc. Pro Forma
Assets
Current assets
Cash and cash equivalents	$73.4	$(1.0)	$410.0	(a)	$482.4	$(13.4)	$469.0
Funds held on behalf of clients	225.7	—	—		225.7	—	225.7
Client funding receivable	66.9	—	—		66.9	—	66.9
Accounts receivable	376.5	(106.9)	—		269.6	(48.2)	221.4
Other assets	95.2	(17.4)	—		77.8	(12.9)	64.9
	837.7	(125.3)	410.0		1,122.4	(74.5)	1,047.9

Investments	350.1	—	—		350.1	—	350.1
Unconsolidated affiliates	328.0	—	—		328.0	(0.4)	327.6
Properties, net	307.3	(30.3)	—		277.0	(33.7)	243.3
Intangible assets, net	175.2	(1.4)	—		173.8	(18.5)	155.3
Goodwill	543.4	(18.7)	—		524.7	(5.9)	518.8
Other assets	62.8	(8.4)	—		54.4	(0.2)	54.2
Total assets	$2,604.5	$(184.1)	$410.0		$2,830.4	$(133.2)	$2,697.2

Liabilities
Current liabilities
Current portion of debt	$154.6	$—	$—		$154.6	$(0.5)	$154.1
Client funds obligations	292.6	—	—		292.6	—	292.6
Accounts payable	83.4	(17.8)	4.3	(b)	69.9	(19.3)	50.6
Accrued compensation and benefits	79.5	(13.8)	—		65.7	(3.4)	62.3
Deferred revenues and gains	43.5	(3.3)	—		40.2	(1.4)	38.8
Income taxes payable	—	—	88.6	(c)	88.6	—	88.6
Other liabilities	129.6	(42.2)	—		87.4	(7.5)	79.9
	783.2	(77.1)	92.9		799.0	(32.1)	766.9

Long-term debt	566.9	—	—		566.9	(2.2)	564.7
Income taxes payable	69.3	—	—		69.3	—	69.3
Deferred income taxes	100.6	(3.1)	—		97.5	—	97.5
Other liabilities	66.5	(36.5)	—		30.0	(2.4)	27.6
Total liabilities	1,586.5	(116.7)	92.9		1,562.7	(36.7)	1,526.0

Redeemable Non-controlling Interest	20.2	—	—		20.2	—	20.2

Stockholders’ Equity	997.8	(67.4)	317.1	(d)	1,247.5	(96.5)	1,151.0
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$2,604.5	$(184.1)	$410.0		$2,830.4	$(133.2)	$2,697.2

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

DST SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Three Months Ended March 31, 2016
(In millions, except share amounts)

	DST Systems, Inc. As Reported	Disposition of NACC	Subtotal	Disposition of UKCC	DST Systems, Inc. Pro Forma
Operating revenues	$521.1	$(113.4)	$407.7	$(46.4)	$361.3
Out-of-pocket reimbursements	224.7	(191.1)	33.6	(14.2)	19.4
Total revenues	745.8	(304.5)	441.3	(60.6)	380.7

Costs and expenses	642.0	(279.1)	362.9	(56.0)	306.9
Depreciation and amortization	28.4	(3.6)	24.8	(2.6)	22.2
Income from operations	75.4	(21.8)	53.6	(2.0)	51.6

Interest expense	(6.1)	—	(6.1)	—	(6.1)
Other income, net	6.3	—	6.3	—	6.3
Equity in earnings of unconsolidated affiliates	6.7	—	6.7	—	6.7
Income before income taxes and non-controlling interest	82.3	(21.8)	60.5	(2.0)	58.5

Income taxes	25.3	(5.2)	20.1	—	20.1
Net income	57.0	(16.6)	40.4	(2.0)	38.4

Net loss attributable to non-controlling interest	1.1	—	1.1	—	1.1
Net income attributable to DST Systems, Inc.	$58.1	$(16.6)	$41.5	$(2.0)	$39.5

Weighted average common shares outstanding	33.8		33.8		33.8
Weighted average diluted shares outstanding	34.3		34.3		34.3

Basic earnings per share	$1.72		$1.23		$1.17
Diluted earnings per share	$1.70		$1.21		$1.15

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

DST SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2015
(In millions, except share amounts)

	DST Systems, Inc. As Reported	Disposition of NACC	Subtotal	Disposition of UKCC	DST Systems, Inc. Pro Forma
Operating revenues	$2,013.0	$(413.2)	$1,599.8	$(194.8)	$1,405.0
Out-of-pocket reimbursements	812.1	(684.2)	127.9	(58.9)	69.0
Total revenues	2,825.1	(1,097.4)	1,727.7	(253.7)	1,474.0

Costs and expenses	2,397.5	(1,009.4)	1,388.1	(237.9)	1,150.2
Depreciation and amortization	122.0	(21.5)	100.5	(9.4)	91.1
Income from operations	305.6	(66.5)	239.1	(6.4)	232.7

Interest expense	(24.1)	—	(24.1)	0.3	(23.8)
Other income, net	204.5	—	204.5	—	204.5
Equity in earnings of unconsolidated affiliates	45.8	—	45.8	(0.4)	45.4
Income before income taxes and non-controlling interest	531.8	(66.5)	465.3	(6.5)	458.8

Income taxes	173.7	(24.5)	149.2	—	149.2
Net income	358.1	(42.0)	316.1	(6.5)	309.6

Net loss attributable to non-controlling interest	0.1	—	0.1	—	0.1
Net income attributable to DST Systems, Inc.	$358.2	$(42.0)	$316.2	$(6.5)	$309.7

Weighted average common shares outstanding	36.0		36.0		36.0
Weighted average diluted shares outstanding	36.4		36.4		36.4

Basic earnings per share	$9.95		$8.78		$8.60
Diluted earnings per share	$9.83		$8.69		$8.51

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

DST SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2014
(In millions, except share amounts)

	DST Systems, Inc. As Reported	Disposition of NACC	Subtotal	Disposition of UKCC	DST Systems, Inc. Pro Forma
Operating revenues	$2,042.0	$(385.3)	$1,656.7	$(211.2)	$1,445.5
Out-of-pocket reimbursements	707.3	(587.7)	119.6	(60.3)	59.3
Total revenues	2,749.3	(973.0)	1,776.3	(271.5)	1,504.8

Costs and expenses	2,309.4	(905.6)	1,403.8	(254.7)	1,149.1
Depreciation and amortization	131.0	(26.5)	104.5	(11.5)	93.0
Income from operations	308.9	(40.9)	268.0	(5.3)	262.7

Interest expense	(26.6)	—	(26.6)	0.3	(26.3)
Gain on sale of business	100.5	—	100.5	—	100.5
Other income, net	373.5	(0.1)	373.4	(0.3)	373.1
Equity in earnings of unconsolidated affiliates	35.4	—	35.4	(0.7)	34.7
Income before income taxes	791.7	(41.0)	750.7	(6.0)	744.7

Income taxes	198.4	(14.5)	183.9	—	183.9
Net income	$593.3	$(26.5)	$566.8	$(6.0)	$560.8

Weighted average common shares outstanding	40.0		40.0		40.0
Weighted average diluted shares outstanding	40.5		40.5		40.5

Basic earnings per share	$14.82		$14.17		$14.02
Diluted earnings per share	$14.66		$14.00		$13.85

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

DST SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2013
(In millions, except share amounts)

	DST Systems, Inc. As Reported	Disposition of NACC	Subtotal	Disposition of UKCC	DST Systems, Inc. Pro Forma
Operating revenues	$1,960.6	$(403.8)	$1,556.8	$(188.6)	$1,368.2
Out-of-pocket reimbursements	698.0	(586.9)	111.1	(57.4)	53.7
Total revenues	2,658.6	(990.7)	1,667.9	(246.0)	1,421.9

Costs and expenses	2,202.1	(921.7)	1,280.4	(229.4)	1,051.0
Depreciation and amortization	143.3	(30.8)	112.5	(13.3)	99.2
Income from operations	313.2	(38.2)	275.0	(3.3)	271.7

Interest expense	(34.5)	—	(34.5)	0.3	(34.2)
Other income, net	243.2	(0.2)	243.0	—	243.0
Equity in earnings of unconsolidated affiliates	23.0	—	23.0	(0.3)	22.7
Income before income taxes	544.9	(38.4)	506.5	(3.3)	503.2

Income taxes	192.3	(13.8)	178.5	—	178.5
Net income	$352.6	$(24.6)	$328.0	$(3.3)	$324.7

Weighted average common shares outstanding	43.2		43.2		43.2
Weighted average diluted shares outstanding	44.1		44.1		44.1

Basic earnings per share	$8.15		$7.59		$7.52
Diluted earnings per share	$8.00		$7.44		$7.36

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

DST Systems, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1. Basis of Presentation

The following notes relate to the pro forma adjustments included in the Unaudited Pro Forma Condensed Consolidated Balance Sheet for March 31, 2016 which is presented as if the Transactions occurred on March 31, 2016.

(a) This adjustment represents the receipt of estimated cash consideration of $410.0 million from the disposition of NACC. The net proceeds are subject to working capital and other adjustments pursuant to the terms of the transaction.

The Company has separately announced plans to use its net cash proceeds in accordance with its capital plan including investments in the business, share repurchases, strategic acquisitions, debt repayments and other corporate purposes. The outcome of these actions is uncertain at this time and therefore not reflected as adjustments within the pro forma condensed consolidated financial information.

(b) This adjustment reflects the factually supportable transaction costs directly attributable to the disposition of NACC.

(c)	This adjustment reflects the tax effect of pro forma adjustments using the respective statutory tax rates for the quarter ended March 31, 2016.

(d)	This adjustment reflects the receipt of cash consideration, net of estimated transaction costs and provision for income taxes, arising from the sale of NACC as of March 31, 2016.

The estimated net after-tax cash proceeds, offset by the net book value of NACC as of March 31, 2016 of $67.4 million, results in an estimated gain of $249.7 million. This estimated gain has not been reflected in the Unaudited Pro Forma Consolidated Statement of Income as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the purchase agreement.

The gain arising from the sale of NACC will be presented within discontinued operations in the Company’s Condensed Consolidated Statement of Income for the quarterly period ended September 30, 2016. The amount of actual gain will be calculated based on the actual proceeds after working capital and other adjustments and the final net book value of NACC as of the closing of the transaction on July 1, 2016 and therefore will differ from the current estimate.

As a definitive agreement has not yet been entered into with respect to the sale of UKCC, no pro forma adjustments have been reflected to estimate the impacts of a sale as of March 31, 2016.